Exhibit 5(a)
UNISOURCE ENERGY CORPORATION
One South Church Avenue, Suite 100
Tucson, Arizona 85702
May 14, 2009
UniSource Energy Corporation
One South Church Avenue, Suite 100
Tucson, Arizona 85701
Ladies and Gentlemen:
          I am Senior Vice President and General Counsel of UniSource Energy Corporation, an Arizona corporation (the “Company”), and have acted as such in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 250,000 shares (the “Shares”) of the Company’s common stock, without par value (“Common Stock”), to be issued under its Investment Plus Plan (the “Plan”).
          For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Amended and Restated Articles of Incorporation, and the Bylaws, as amended, of the Company, as in effect on the date hereof, (iii) resolutions of the Board of Directors of the Company relating to the Plan, the Registration Statement and the issuance and sale of the Common Stock and (iv) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, resolutions, orders, instruments, certificates, records and documents. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents.
          Based upon and subject to the foregoing, and subject to the qualifications hereinafter expressed, I am of the opinion that:
(1)	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

(2)	With respect to the outstanding shares of Common Stock to be purchased in the open market for sale pursuant to the Plan, when such shares of Common Stock shall have been so purchased, such Common Stock will have been legally and validly issued and will be fully paid and nonassessable; provided, however, that with respect to such Common Stock heretofore issued pursuant to the Plan and other offerings to employees and directors, I have necessarily assumed, without investigation, that the certificates for such Common Stock have been duly countersigned and registered by a transfer agent and registrar and that, upon the issuance of such Common Stock, the Company received the full consideration therefor authorized by the Company’s Board of Directors; and provided, further, that this opinion does not extend to Common Stock issued subsequent to the date hereof (except as indicated in paragraph (3) below).

(3)	With respect to the authorized but unissued shares of Common Stock to be issued and sold pursuant to the Plan, when such Shares shall have been issued, sold and delivered by the Company pursuant to the Plan, all as contemplated by, and in conformity with resolutions of the Company’s Board of Directors adopted at a meeting duly held on May 8, 2009 and the Company’s Amended and Restated Articles of Incorporation, such Common Stock will have been legally and validly issued and will be fully paid and non-assessable.
          This opinion is limited to the laws of the State of Arizona.
          I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5(a) to the Registration Statement and the use of my name, as counsel, therein. In giving the foregoing consent, I do not thereby admit that I belong to the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Raymond S. Heyman
Raymond S. Heyman, Esq.
Senior Vice President and General Counsel

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